Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Fractyl Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.00001 par value per share, issuable pursuant to the exercise of outstanding options granted under the Registrant’s Amended and Restated 2011 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	8,696,206(2)	$5.33(3)	$46,350,777.98	0.00014760	$6,841.38

Equity	Common stock, $0.00001 par value per share, issuable pursuant to the vesting and settlement of outstanding restricted stock units granted under the Registrant’s Amended and Restated 2011 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	604,509(4)	$15.00(5)	$9,067,635	0.00014760	$1,338.39

Equity	Common stock, $0.00001 par value per share, reserved for future issuance under the Registrant’s 2024 Incentive Award Plan	Rule 457(c) and Rule 457(h)	11,604,905(6)(7)	$15.00(8)	$174,073,575	0.00014760	$25,693.26

Equity	Common stock, $0.00001 par value per share, reserved for future issuance under the Registrant’s 2024 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,948,286(9)(10)	$12.75(11)	$24,840,646.50	0.00014760	$3,666.48

Total Offering Amounts					$254,332,634.48		$37,539.51

Total Fee Offsets(11)							$ —

Net Fee Due							$37,539.51

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Fractyl Health, Inc.’s (the “Registrant”) common stock that become issuable under the Registrant’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents shares of common stock issuable upon the exercise of stock options granted under the 2011 Plan.
(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $5.33, which is the weighted-average exercise price for stock options outstanding under the 2011 Plan as of the date of this Registration Statement.

(4)	Represents shares of common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) granted under the 2011 Plan.
(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $15.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-276046), as amended, that was declared effective on February 1, 2024.

(6)

Represents 11,604,905 shares of common stock reserved for future issuance under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”) which number consists of (a) 4,298,825 shares of common stock initially reserved for future issuance under the 2024 Plan and (b) an additional 7,306,080 shares of common stock that may become issuable under the 2024 Plan pursuant to its terms. To the extent outstanding awards under the 2011 Plan (i) expire or lapse, or are terminated, exchanged for cash, surrendered, repurchased, or cancelled, in any case, in a manner that results in the Registrant acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, or (ii) are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award, the shares of common stock subject to such awards instead will be available for future issuances as common stock under the 2024 Plan.

(7)

The number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1 of each calendar year beginning in 2025 and ending in and including 2034, equal to the lesser of (a) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) a smaller number of shares determined by the Registrant’s board of directors.

(8)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $15.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-276046), as amended, that was declared effective on February 1, 2024.

(9)

Represents 1,948,286 shares of common stock reserved for future issuance under the Registrant’s Employee Stock Purchase Plan (the “ESPP”) which number consists of (a) 487,070 shares of common stock initially reserved for future issuance under the ESPP and (b) 1,461,216 shares of common stock that may become issuable under the ESPP pursuant to its terms.

(10)

The number of shares of reserved for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2025 and ending in and including 2034, by an amount equal to the lesser of (a) 1% of the shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Registrant’s board of directors.

(11)

Estimated solely for the purpose of calculating the registration in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the initial public offering price of the common stock of $15.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-276046), as amended, that was declared effective on February 1, 2024, multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.

(11)	The Registrant does not have any fee offsets.